Exhibit 10.1

LICENSING AGREEMENT

This Agreement is dated as of the 1st  day of January, 2008 by and between DC Brands International, Inc. a Colorado corporation (herein referred to as “Company”) and Richard Pearce (“Pearce”) and Jeremy Alcamo (“Alcamo”) (Pearce and Alcamo being hereinafter referred to as the “Licensees”).  The parties agree as follows:

WHEREAS, the Licensees have received a design patent in the United States (USD 576,877S) for the flip-top compartment (the “Product”) which is currently utilized by the Company;

WHEREAS, The Licensees desire to memorialize their agreement as to the use of the Product by the Company and the prior grant of an exclusive license to the Company to use the Product and the Company desires to memorialize such agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.    Appointment.

    1.1              The Licensees hereby grant the Company exclusive right to manufacture and use the Product in connection with the Company’s products in all worldwide markets.

    1.2    The Company agrees that any manufacturing undertaken must meet the plans and specifications provided by the Licensees and the failure to do so shall constitute a breach of this Agreement.  Licensees have the right to carry out inspections of the Products and facilities where the Products are manufactured upon reasonable notice to the Company.

2.    Term.     This Agreement, subject to the terms and conditions set forth herein, shall be for a period of five (5) years and may be renewed at the discretion of the Company for five successive one (1) year periods.  The Company shall not have the right to renew this Agreement if it is in default of this Agreement or any successive agreements between the parties. If not renewed the Licensees shall have the right to enter into agreements regarding the license of the Products with other parties.

3.    Payment.

    3.1    In consideration of the license and any other rights granted hereunder, the Company shall pay to each of Pearce and Alcamo a royalty equal to 2 ½ cents for each sale of a product that incorporates the Product or any enhancements thereto, any modifications thereto or any improvements thereto  commencing on the date of the first sale of a product incorporating the Products.  This royalty shall be paid to the Licensees within ten (10) days after receipt of payment by the Company.  Any royalty on products sold prior to the date hereof shall be payable within thirty days of the date hereof.

    3.2    Licensees shall not be obligated in any manner for expenses incurred by the Company.

    3.3    Licensees shall have the right, at its own expense, to examine during normal business hours the Company’s books and records or to have such books and records examined by Licensees designated certified public accountants for the purpose of verifying the Company’s' compliance with this Agreement.  Solely for such purposes, the Company shall give Licensees or its representatives the opportunity to inspect and copy all books and records to the extent deemed necessary by Licensees or their representative for such audit.  If  an inspection reveals that the total amount that should have been paid to Licensees is a sum more than the amount paid, the Company will pay the difference within five days of the demand of Licensees, which demand will be accompanied by a copy of an accounting report.   If the amount requested to be payable in the accounting report exceeds ten percent (10%) of the amount previously paid, the Company Products shall pay the cost and expense of the inspection.

             3.4           Licensees shall have the right to request accrual of any payments owed to them under the terms of this Agreement and shall be entitled to demand payment of any such amounts at any time in their sole discretion.  The request for accrual shall not be deemed to be a waiver of Licensees right to receive such payment.

4.    Obligations of the Company.

    4.1    The Company shall, at all times, protect Licensees patent.

    4.2    The Company will comply with the policies established from time to time by Licensees for the licensing of the Products.

    4.3    The Company shall not copy or alter the Products,  nor shall Company reverse engineer, decompile or disassemble the Products.

    4.4    The Company shall not make: (i) any representation or warranty whatsoever on behalf of Licensees; (ii) any representation or warranty concerning the quality, performance or other characteristics of the Products; or (iii) any commitment to modify the Product.

    4.5    The Company will indemnify and hold Licensees, its officers, directors, shareholders and affiliates free and harmless against any claim, demand, loss, expense, cost or damage arising out of any charge of patent, copyright or trade secret infringement resulting from the marketing, sale, licensing or use of each of the Products by Company in accordance with the terms and provisions of this Agreement.

    4.6     The Company will not sell any products that incorporate the Product in violation of any applicable law or regulation.  The Company agrees to take all steps necessary to comply with the export control regulations of the United States and foreign governments. The Company also agrees to assist Licensees in obtaining all export, import and other regulatory approvals necessary for the sale of the Products hereunder.

    4.7     The Company acknowledges that there is no broker or finder or other intermediary that is entitled to receive a fee or commission in connection with the transactions contemplated in this Agreement.

5.    Representations. Licensees represent that they have the authority to enter into this Agreement, that the Products are patented in the United States, that to their knowledge the Products are not encumbered by liens, agreements with lenders or in any other way. The Company represents that it has the authority to enter into this Agreement.

6.    Termination

    6.1    Intentionally Omitted.

    6.2    In addition to all other remedies as may be available to the parties hereto, this Agreement may be immediately terminated by a party by written notice to the other party upon the occurrence of one or more of the following events:

      (a) Default in Payments.  Default in the due and punctual payment of any payments due hereunder, if such default shall have continued for a period of ten (10) days after written notice of said default has been given;

                 (b) Insolvency.  The other party’s  insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or if there shall be commenced against the such party any such proceeding or filed against such party any such application or petition which proceeding, application or petition is not dismissed or withdrawn within 30 days of commencement or filing as the case may be;

       (c) Breach of Agreement.  Any party’s failure or refusal to perform any other obligation created by this Agreement or breach of any term or condition of this Agreement, where default shall not be cured within thirty (30) days after written notice of such default has been given to the breaching party; or

       (d) Any party is convicted of a felony.

    6.3    Upon the termination of this Agreement, the parties agree to continue their cooperation and to effect an orderly termination of their relationship.  Company will cease manufacturing and using the Products.  The Company shall make a full and complete report to Licensees of the then current status of its activities and return to Licensees all technical data, lists, product samples, programs, catalogs, letters, papers, memoranda, drawings, designs, and all other sales and technical materials or copies thereof, or any other information, confidential or otherwise, pertaining to the business of Licensees or the Products.  In addition, Company shall also deliver to Licensees together with any returned Products a statement of an authorized officer of Company confirming that all Products, brochures, and marketing materials and any other confidential material of Licensees have been returned to Licensees.

    6.4    In the event of the termination of this Agreement, Company shall immediately pay to Licensees the Royalty Fees then owed and continue to pay any future Royalty Fees for payments received by it for the sale of products incorporating the Product after the date of termination in the manner set forth herein.

7.    Confidentiality.

    7.1    The Company hereby acknowledges that the Products are proprietary to Licensees, involve trade secrets and are not in the public domain and that Licensees does not, by this Agreement, convey or otherwise give up any rights of ownership of the Products to Company or to anyone else.  Accordingly, Company and its officers, employees and agents shall not copy or permit the copying of any tapes or other materials pertaining to the Products which may be acquired or received in connection with the performance by Company of its duties hereunder or disclose or permit the disclosure of the Products or the method or means of implementation of the Products, other than to the extent required in manufacture of its products that incorporate the Products.

    7.2    Neither party shall, at any time, directly or indirectly, use, disseminate, disclose, lecture upon, or publish articles containing or concerning any confidential information (including, but not limited to, the trade secrets relating to the Products ) disclosed to, known by or otherwise acquired or received by them concerning the other party or the Products.  In addition, during the term of this Agreement and at all times thereafter, neither party shall use any such confidential information for its own benefit or for the benefit of any third party.

    7.3    By reason of the fact that irreparable harm would be sustained by each party in the event that there is a breach by the other party of any of the agreements set forth in this Agreement, it is agreed that, in addition to any other rights or remedies which either party may have under this Agreement or otherwise, the non breaching party shall be entitled to obtain enforcement of such obligations by an injunction or decree of specified performance from a court of competent jurisdiction, without the obligation of posting a bond, and in the event that the non-breaching party is successful in any suit or proceeding brought or instituted by the non-breaching party to enforce any of the provisions of this Agreement or brought on account of any damages sustained by the non-breaching party by reason of the violation by the breaching party of any of the terms and/or provisions of this Agreement to be performed by such party, the breaching party agrees to pay to the non-breaching all attorneys' fees and other expenses reasonably incurred by the non breaching party.

8.    Patent and Copyright Indemnification.  Licensees, at its expense, shall defend any action brought against the Company to the extent that it is based on a claim that the Product infringes a third party's copyright or a patent duly issued by the United States of America.  Licensees shall pay all damages and costs finally awarded against the Company in such action, provided that Licensees are notified in writing of the existence of such claim against the Company within seven (7) days of Company first learning of the same; and provided that Licensees are given full authority to control the defense, costs and settlement of the claim and that Licensees, in their judgment, receive the cooperation and assistance of the Company.  Licensees, however, will not be obligated to defend or otherwise indemnify the Company in any lawsuit which arises as a result of any commingling of the Product with another product not supplied by Licensees, or if such claim is based upon a use of the Product for a purpose for which it was not designed or a Product which has been modified by any party other than Licensees.  In lieu of the foregoing indemnification obligations, Licensees shall have the option, at its expense, either to procure the right to continue using the Product or to replace or modify the Product so that it becomes non-infringing, or to refund to Company the depreciated value for the Product.

9.    Limited Warranty.  Licensees warrants that it can enter into this Agreement and the Product will substantially perform the functions or generally conform to the Product's specifications published by Licensees for the Product.  If it is determined that the Product does not operate according to such documentation, Licensees’s only responsibility will be to use their best efforts, consistent with industry standards, to cure the defect  THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND ALL OTHER WARRANTIES ARISING OUT OF THE LICENSE AND SUBLICENSE CONTEMPLATED HEREUNDER, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, WHICH ARE HEREBY EXCLUDED.  IN NO EVENT SHALL ARATRI BE LIABLE TO COMPANY OR ANY OTHER PARTY FOR ANY DAMAGES, INCLUDING LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE THE PROGRAM, EVEN IF LICENSEES HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  LICENSEES SHALL NOT BE BOUND BY OR LIABLE FOR ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCT MADE BY  COMPANY OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES

10.    Miscellaneous.

    10.1    This Agreement shall inure to the benefit of the purchasers, successors and/or assigns of the parties hereto.

    10.2    This Agreement shall be interpreted according to the laws of the State of Colorado.

    10.3    In any dispute concerning the terms or enforcement of this Agreement, the prevailing party shall be awarded a reasonable attorney’s fee.

    10.4    This agreement may be amended by the written agreement of the parties.

    10.5    This agreement contains the entire agreement between the parties.  No oral representations shall be a part of this Agreement.

    10.6    No right or obligation under this Agreement shall be assignable by either party without the prior written consent of the other party

    10.7    Except as otherwise provided in this Agreement, if circumstances beyond the control of the parties shall temporarily make it impossible for any or all of them to perform their agreements hereunder, then the principles of force majeure shall apply and the rights and obligations of the parties shall be temporarily suspended during the force majeure period to the extent that such performance is reasonably affected thereby.  It is agreed that such circumstances may arise by reason of governmental laws or regulations, war, strike, fire, act of God or other casualty.

    10.8    Nothing contained herein shall be construed as creating any partnership or joint venture between the parties. The Company undertakes to perform under the terms of this Agreement as an independent contractor. The Company has no right or authority to assume or create any obligation of Licensees or to bind Licensees.

IN WITNESS WHEREOF the parties hereto have set their hands and seals on the above date.

DC BRANDS INTERNATIONAL, INC.

By: ___________________________________

 _____________________________________
 Richard Pearce

_____________________________________
Jeremy Alcamo